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EXHIBIT 11.0      STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

         Earnings per share were computed as follows (dollar amounts in thousands except share data):

                                                                             WEIGHTED
                                                                     AVERAGE         PER SHARE

                                                             INCOME            SHARES          AMOUNT
                                                             ------            ------          ------
FOR THE THREE MONTH ENDED MARCH 31, 2003:
-----------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders                   $742            1,456,651        $0.51
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                               143,265
                                                                                -------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                                  $742            1,599,916        $0.46
                                                              ====            =========        =====



FOR THE THREE MONTHS ENDED MARCH 31, 2002:
------------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders                   $705            1,465,135        $0.48
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                               116,193
                                                                                -------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                                  $705            1,581,328        $0.45
                                                              ====            =========        =====
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